UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2017

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut 06226
(Address of principal executive offices, including zip code)

(860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of SI Financial Group, Inc. (the “Company”) was held on May 10, 2017.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term, with the exception of Mr. Gillard who was elected for a one-year term, by the following vote:

	FOR	WITHHELD
Mark D. Alliod	8,278,501	442,469
Michael R. Garvey	8,328,315	392,655
Kathleen A. Nealon	8,332,861	388,109
Robert O. Gillard	8,241,889	479,081

There were 2,068,376 broker non-votes on the proposal.

2.
The appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2017 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
10,572,729	169,939	46,678

There were no broker non-votes on the proposal.

3.	The non-binding resolution to approve the compensation of the named executive officers as disclosed in the proxy statement was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
7,904,998	733,002	82,970

There were 2,068,376 broker non-votes on the proposal.

4.	The non-binding resolution deciding the timing of the voting on executive compensation, by the following vote:

1 Year	2 Years	3 Years	Abstain
7,203,484	96,072	1,365,101	56,313

There were 2,068,376 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: May 11, 2017	By:	/s/ Lauren L. Murphy
Lauren L. Murphy
Senior Vice President and Chief Financial Officer